EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Depositary Shares Each Representing 1/1,000 of a Share of Equity Stock, Series A, of Public Storage, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to this agreement expressly authorizes each other party to file on its behalf any and all amendments to such Statement.

         In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 6th day of April, 2000.

                                  PS INSURANCE COMPANY, LTD.

                                  By: /s/OBREN B. GERICH
                                      -------------------------
                                      Obren B. Gerich,
                                      Vice President

                                  PS ORANGECO, INC.

                                  By: /s/OBREN B. GERICH
                                      -------------------------
                                      Obren B. Gerich,
                                      Vice President

                                  /s/B. WAYNE HUGHES
                                  -----------------------------
                                  B. Wayne Hughes

                                  /s/B. WAYNE HUGHES, JR.
                                  -----------------------------
                                  B. Wayne Hughes, Jr.

                                  /s/TAMARA HUGHES GUSTAVSON
                                  -----------------------------
                                  Tamara Hughes Gustavson